EXHIBIT 4

                             MACROVISION CORPORATION
                           2000 EQUITY INCENTIVE PLAN

              As Adopted by the Board of Directors on June 16, 2000
                   Approved by Stockholders on August 24, 2000
             As Amended by the Board of Directors on August 24, 2000

      Section 1. Purpose; Definitions.

      The name of the plan is the Macrovision Corporation 2000 Equity Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable employees (including officers and Directors) of Macrovision Corporation, a Delaware corporation (the "Company") and its Subsidiaries, non-employee members of the Board of Directors of the Company, and those consultants and other independent contractors who provide services to the Company and its Subsidiaries and upon whose judgment, initiative and efforts the Company and its Subsidiaries depend for the successful conduct of their business to acquire proprietary interests in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on behalf of the Company and its Subsidiaries and strengthening their desire to remain with the Company and its Subsidiaries.

      The following terms shall be defined as set forth below:

      (a) "Act" means the Securities Act of 1933, as amended.

      (b) "Administrator" means the Board or the Committee.

      (c) "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, and Restricted Stock Awards.

      (d) "Board" means the Board of Directors of the Company.

      (e) "Cause," as such term relates to the termination of any person's status as an employee or other service provider of the Company, means the occurrence of one or more of the following: (i) such person is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, (ii) such person engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Board in good faith in its sole discretion, (iii) any material act or omission by such person involving malfeasance or negligence in the performance of such person's duties to the Company or any Subsidiary to the material detriment of the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of any such act or omission, (iv) failure by such person to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of such failure, or (v) material breach by such person of any other agreement with the Company, as determined by the Board in good faith in its sole discretion.

      (f) "Code" means the Internal Revenue Code of 1986, as amended, and any successor tax laws, and related rules, regulations and interpretations.

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      (g) "Committee" means a committee of two or more Independent Directors appointed by the Board to administer the Plan.

      (h) "Director" means a member of the Board.

      (i) "Disability" means an individual's inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the individual's mental or physical disability, as determined by the Administrator in good faith in its sole discretion.

      (j) "Fair Market Value" of the Stock on any given date under the Plan shall be determined as follows:

            (i) If the Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of the Stock on the date of determination on the stock exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape transactions on such exchange. If there is no reported sale of the Stock on such exchange on the date of determination, then the fair market value shall be the closing price on the exchange on the last preceding date for which such quotation exists.

            (ii) If the Stock is not at the time listed or admitted to trading on any national exchange but is traded on the NASDAQ National Market System, the fair market value shall be the closing selling price per share of the Stock on the date of determination, as such price is reported by the National Association of Securities Dealers, Inc. through the NASDAQ National Market System or through any successor system. If there is no reported closing selling price for the Stock on the date of determination, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists.

            (iii) If the Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Administrator after taking into account such factors as the Administrator shall deem appropriate.

      (k) "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

      (l) "Independent Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

      (m) "Nonstatutory Stock Option" means any Stock Option that is not an Incentive Stock Option.

      (n) "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

      (o) "Restricted Stock Award" means any Award granted pursuant to Section
7.

      (p) "Retirement" means an employee's termination of employment with the Company and its Subsidiaries after attainment of age 65 or attainment of age 55 and completion of 10 years of employment.

      (q) "Stock" means the Common Stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 3.

      (r) "Stock Appreciation Right" means any Award granted pursuant to Section 6.

      (s) "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

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      Section 2. Administration of Plan; Authority to Select Participants and
Determine Awards

      (a) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i) to select those employees (including officers and Directors) of the Company and its Subsidiaries, non-employee Directors, and consultants and other independent contractors in service to the Company and its Subsidiaries to whom Awards may from time to time be granted;

            (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, and Restricted Stock Awards, or any combination of the foregoing, granted to any one or more participants;

            (iii) to determine the number of shares of Stock to be covered by any Award;

            (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

            (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

            (vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

            (vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

            (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan (including for any subplan or portion of the Plan that the Administrator may establish for a specific group of employees or other service providers) and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and otherwise to supervise the administration of the Plan.

      All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan participants.

      (b) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer or Chief Operating Officer of the Company all or part of the Administrator's authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or "covered employees" within the meaning of Section 162(m) of the Code. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

      Section 3. Stock Issuable Under the Plan; Mergers; Substitution

      (a) Stock Issuable. The maximum number of shares of Stock reserved and available for the grant of Awards under the Plan shall be three million (3,000,000) shares; provided, however, that upon the Company's acquisition of GLOBEtrotter Software, Inc., such maximum number of shares of Stock shall increase automatically to four million five hundred thousand (4,500,000) shares. For purposes of this limitation, the shares of Stock

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underlying any Awards which expire or which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than five hundred thousand (500,000) shares of Stock may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Upon the exercise of a Stock Appreciation Right settled in shares of Stock, the right to purchase an equal number of shares of Stock covered by a related Stock Option, if any, shall be deemed to have been surrendered and will no longer be exercisable, and said number of shares of Stock shall no longer be available under the Plan.

      (b) Recapitalizations. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

      (c) Mergers, etc. In the event of (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is the not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Stock Options and Stock Appreciation Rights granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all optionees); (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company; (iv) the sale of substantially all of the assets of the Company; or
(v) any other transaction which qualifies as a "corporate transaction" under
Section 424(a) of the Internal Revenue Code of 1986, as amended, wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options and Stock Appreciation Rights: (I) provide that such Stock Options shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (II) upon written notice to the optionees, provide that all unexercised Stock Options and Stock Appreciation Rights will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and/or
(III) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the optionees, equal to the difference between (A) the value (as determined by the Administrator) of the consideration payable per share of Stock pursuant to the business combination (the "Merger Price") multiplied by the number of shares of Stock subject to such outstanding Stock Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options and Stock Appreciation Rights, in exchange for the termination of such Stock Options and Stock Appreciation Rights.

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      (d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

      Section 4. Eligibility

      Participants in the Plan shall be such full-time or part-time employees (including officers and Directors) of the Company and its Subsidiaries, non-employee Directors, and consultants and other independent contractors in service to the Company and its Subsidiaries as the Administrator in its sole discretion shall select from time to time.

      Section 5. Stock Options

      Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be a Nonstatutory Stock Option. The Administrator may from time to time adopt subplans to this Plan containing such additional terms, conditions and restrictions, not inconsistent with the terms of the Plan, as may be necessary to qualify the grants of Stock Options thereunder for preferential treatment under the laws of any country or other jurisdiction in which the Company or any of its Subsidiaries has employees, non-employee Directors, consultants or other independent contractors.

      No Incentive Stock Option shall be granted under the Plan after May 31, 2010.

      (a) Terms and Conditions of Stock Options. The Administrator in its discretion may grant Stock Options subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

            (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant in the case of Incentive Stock Options, or less than 85% of the Fair Market Value of a share of Stock on the date of grant in the case of Nonstatutory Stock Options. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any "parent or subsidiary corporation" of the Company (within the meaning of Section 424(f) of the Code) and an Incentive Stock Option is granted to such employee, the exercise price per share for the Stock covered by such Incentive Stock Option shall be not less than 110% of the Fair Market Value of a share of Stock on the grant date.

            (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any "parent or subsidiary corporation" of the Company (within the meaning of Section 424(f) of the Code) and an Incentive Stock Option is granted to such employee, the term of such Option shall expire no more than five years after the date of grant.

            (iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at the time of grant. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

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            (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Payment of the purchase price shall be made in full concurrently with such exercise by any one of the following methods: (A) in cash; (B) if and to the extent the instrument evidencing the Option so provides and if the Company is not then prohibited from purchasing or acquiring shares of Stock, with shares of Stock that have been held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes, delivered in lieu of cash and valued at their Fair Market Value on the date of exercise; (C) through a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD Dealer") whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (D) through a "margin" commitment from the optionee and a NASD Dealer whereby the optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price , and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or (E) any combination of the foregoing. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

            (v) Termination by Reason of Death. Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of the optionee's death may thereafter be exercised, to the extent it was exercisable by the optionee on the date of the optionee's death, by the legal representative of the optionee's estate or by any other person who acquires the right to exercise the option by reason of such death under the optionee's will or the laws of intestate succession, for a period of 12 months (or such other period as the Administrator shall specify in the Stock Option) from the date of death, but not later than the expiration of the stated term of the Option, if earlier.

            (vi) Termination by Reason of Disability. Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable on the date of such termination, for a period of 12 months (or such other period as the Administrator shall specify in the Stock Option) from the date of such termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier. The Administrator shall have sole authority and discretion to determine whether a participant's employment (or business relationship) has been terminated by reason of Disability. The Administrator may specify in any Stock Option that the death of an optionee during the period provided in this Section 5(a)(vi) for the exercise of the Option shall extend such period for a period ending not later than 12 months following the date of the optionee's death, subject to termination on the expiration of the stated term of the Option, if earlier.

            (vii) Termination by Reason of Retirement. Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries is terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable on the date of such termination, for a period of 12 months (or such other period as the Administrator shall specify) from the date of such termination of employment, but not later than the expiration of the stated term of the Option, if earlier. The Administrator may specify in any Stock Option that the death of an optionee during the period provided in this Section 5(a)(vii) for the exercise of the Option shall extend such period for a period ending not later than 12 months following the date of the optionee's death, subject to termination on the expiration of the stated term of the Option, if earlier.

            (viii) Termination for Cause. If any optionee's employment by (or business relationship with) the Company and its Subsidiaries is terminated for Cause, any Stock Option held by such optionee, including any Stock Option that is exercisable at the time of such termination, shall immediately terminate and be of no further force and effect; provided, however, that the Administrator may, in its sole discretion,

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      provide in any Stock Option that such Stock Option can be exercised, to the extent it was exercisable on the date of such termination, for a period of up to 30 days from the date of termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier.

            (ix) Other Termination. Unless otherwise determined by the Administrator, if an optionee's employment by (or business relationship with) the Company and its Subsidiaries terminates for any reason other than death, Disability, Retirement, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of such termination, for three months (or such other period not to exceed 60 months as the Administrator shall specify) from the date of termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier.

            (x) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Nonstatutory Stock Option.

      (b) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Administrator may provide in an option agreement evidencing a Nonstatutory Stock Option that the optionee may transfer, without consideration for the transfer, such Nonstatutory Stock Option to members of his immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to charitable organizations, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable option agreement.

      (c) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.

      Section 6. Stock Appreciation Rights.

      (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the per share exercise price of the Stock Appreciation Right set by the Administrator at the time of grant, which exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant (or not less than the Option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

      (b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Nonstatutory Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

      (c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

            (i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable. A Stock Appreciation

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      Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

            (ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

            (iii) Stock Appreciation Rights granted in tandem with an Option shall be transferable only when and to the extent that the underlying Option would be transferable. Stock Appreciation Rights not granted in tandem with an Option shall not be transferable otherwise than by will or the laws of descent or distribution. All Stock Appreciation Rights shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

      Section 7. Restricted Stock Awards

      (a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"), at a purchase price and for such consideration as the Administrator may determine, which price shall not be less than 85% of the Fair Market Value of the Stock on the date of issuance. Such Restricted Stock issuances may, at the discretion of the Administrator, be based on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of pre-established performance goals and objectives. Restricted Stock Awards shall be limited to a total of one hundred thousand (100,000) shares of Stock.

      (b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company or of a third party escrow holder until such Restricted Stock is vested as provided in Section 7(d) below.

      (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. If a participant's employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase from the participant or the participant's legal representative at their purchase price the Restricted Stock with respect to which conditions have not lapsed.

      (d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be "vested." Except as may otherwise be provided by the Administrator, a participant's rights in any shares of Restricted Stock that have not vested shall terminate automatically upon the participant's termination of employment (or other business relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company's right of repurchase as provided in
Section 7(c) above.

      (e) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

      Section 8. Tax Withholding

      (a) Payment By Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

      (b) Payment in Stock. Subject to approval by the Administrator, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

      Section 9. Transfer, Leave of Absence, Etc.

      For purposes of the Plan, the following events shall not be deemed a termination of employment:

      (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

      (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

      Section 10. Amendments and Termination

      The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Administrator to be required to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company's stockholders entitled to vote at a meeting of stockholders. Notwithstanding the foregoing, without the prior approval of the Company's stockholders entitled to vote at a meeting of stockholders, no outstanding Award shall be amended to reduce its exercise or purchase price or cancelled and replaced with a substitute Award at a lower exercise or purchase price.

      Section 11. Status of Plan

      With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

      Section 12. General Provisions

      (a) No Distribution; Compliance With Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it considers appropriate.

      (b) Delivery Of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

      (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

      Section 13. Effective Date of Plan

      This Plan shall become effective when adopted by the Company's Board of Directors, but no Award granted under the Plan shall become exercisable and no shares shall be issuable under the Plan unless the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months of the Board's approval, then all Awards previously granted under the Plan shall terminate, and no further Awards shall be granted or issued.

      Section 14. Governing Law

      This Plan shall be governed by California law except to the extent such law is preempted by federal law; provided, however, that the Delaware General Corporation Law shall apply to the issuance of Stock and other securities hereunder. .

                                   ADDENDUM TO
                           THE MACROVISION CORPORATION
                           2000 EQUITY INCENTIVE PLAN

   Adopted by Resolution of the Board of Directors of Macrovision Corporation
                                on July 28, 2000

      The terms and conditions set forth herein shall apply to unapproved stock options to acquire common stock of Macrovision Corporation granted to employees of Macrovision Corporation's UK subsidiaries, currently C-Dilla Limited and Macrovision (UK) Limited, on or after the effective date of this Addendum.

1. DEFINITION OF NATIONAL INSURANCE CONTRIBUTIONS

      "UK Employers' NIC" shall mean Secondary National Insurance Contributions for which employing companies are liable in the first instance in respect of employees employed in the United Kingdom.

2. ADDITIONAL CONDITIONS ON OPTION GRANTS TO UK EMPLOYEES

      To the extent that it is, or becomes lawful to do so, each Option granted to an employee of a UK subsidiary of Macrovision shall be subject to a condition (including any requirement that the optionee of the Option enter into an election in a form agreed by the UK Inland Revenue with the relevant Subsidiary) that any liability of the Company or any of its Subsidiaries to pay UK Employers' NIC in respect of the exercise of the Option shall be the liability of the relevant optionee and payable by or recoverable from that optionee in accordance with the provisions below. In addition to such other terms and conditions as are required or permitted under the Plan, the Stock Option Agreement shall specify that the optionee is liable to pay UK Employers' NIC as a term of each such Option.

3. PAYMENT OF NIC UPON EXERCISE BY UK EMPLOYEES

      If, as the result of the exercise of an Option, the optionee is required to either bear the cost of all or part of the UK Employers' NIC or to enter into an election in the form envisaged in the Inland Revenue Press Release of 19 May 2000 Reference 90/00, then the optionee shall either (a) pay to the Company or Inland Revenue the amount of the UK Employers' NIC liability arising on the exercise of that Option at the time of exercise or (b) grant to the Company the irrevocable authority to deliver to a designated brokerage firm that whole number of shares of Stock having a Fair Market Value at the time of exercise equal to but not less than the amount of the UK Employers' NIC for which the optionee is liable as a result of the exercise of the Option, and provide irrevocable written instructions to the designated brokerage firm to effect the immediate sale of such shares and to remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to satisfy the UK employers' NIC for which the optionee is liable, and the Company shall issue to the optionee the balance of such shares of Stock. No shares of Stock shall be issued to an optionee until all payments and/or irrevocable authority required by this provision have been made or given.

4. PAYMENT OF PAYE UPON EXERCISE BY UK EMPLOYEES

      If, as the result of the exercise of an Option, the optionee is liable for taxes, duties or other amounts on such exercise and the Company or any Subsidiary is liable to make a payment to the appropriate United Kingdom authorities on account of that liability, then the optionee shall either (a) pay to the Company or such Subsidiary the amount of such liability at the time of exercise or (b) grant to the Company the irrevocable authority to deliver to a designated brokerage firm for immediate sale a sufficient number of the optioned shares of Stock acquired by the optionee on exercise to raise proceeds sufficient to satisfy the liablity of the Optionee for the amount of such taxes, duties and other amounts for which the optionee is liable as a result of the exercise of the Option, and the Company shall issue to the optionee the balance of such shares of Stock. No shares of Stock shall be issued to an optionee until all payments and/or irrevocable authority required by this provision have been made or given.

                      RULES OF THE MACROVISION CORPORATION.

                           APPROVED SHARE OPTION PLAN

                                      INDEX

                                                                            Page

1    Definitions......................................................        3

2    Grant of Options.................................................        8

3    Limitation on Grants.............................................        9

4    Exercise of Options..............................................        9

5    Take-overs, Liquidations and Option Exchanges....................       12

6    Variation of Share Capital.......................................       14

7    Manner of Exercise of Options....................................       15

8    Administration and Amendment.....................................       16

9    Miscellaneous....................................................       17

Appendix I:    Letter of Grant
Appendix II:   Option Certificate and Notice of Exercise

                      RULES OF THE MACROVISION CORPORATION.
                           APPROVED SHARE OPTION PLAN

1     Definitions

1.1 In these Rules the following words and expressions shall have, where the context so admits, the following meanings:

      "Act" - the Income and Corporation Taxes Act 1988;

      "Acquiring Company" - where the conditions of paragraph 15 of Schedule 9 are met, such company as shall be at any time be the "acquiring company" as defined in that paragraph;

      "Administrator" - the Board or a committee of two or more Independent Directors or such officer or officers to whom the Board has delegated all or part of its authority and duties with respect to the administration of the Plan;

      "Adoption Date" - the date on which the Plan is adopted by the Board;

      "Approval Date" - the date upon which the Board of Inland Revenue approves the Plan;

      "Associated Company" - has the same meaning as in section 416 of the Act;

      "Board" - the board of directors of the Company or a duly constituted committee thereof at which a quorum is present;

      "Cause" - as such terms relates to the termination of any person's status as an employee or other service provider of the Company, means the occurrence of one or more of the following:

      (i) such person is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion;

      (ii) such person engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Board in good faith in its sole discretion;

      (iii) any material act or omission by such person involving malfeasance or negligence in the performance of such person's duties to the Company or any Subsidiary to the material detriment of the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of any such act or omission;

      (iv) failure by such person to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of such failure; or

      (v) material breach by such person of any other agreement with the Company, as determined by the Board in good faith in its sole discretion;

      "Company" - Macrovision Corporation, a Delaware corporation, or save for Rules 2, 3, and 8.2

            (i) the Acquiring Company; or

                  (ii) some other company falling within sub-paragraph (b) or sub-paragraph (c) of paragraph 10 of Schedule 9 over whose shares a New Option has been granted;

      "Control" - has the same meaning as in section 840 of the Act;

      "Date of Grant" - the date on which an Option is, was or is to be granted under the Plan, pursuant to Rule 2.1;

      "Disability" - means an individual's inability to perform his normal required services for any Group Company for a period of six consecutive months by reason of the individual's mental or physical disability, as determined by the Administrator in good faith in its sole discretion;

      "Eligible Employee" - any Group Employee who is required to devote substantially all his working time to the business of the Group (provided that in the case of a director, he is required to devote to his duties not less than 25 hours per week (excluding meal breaks)) who is not precluded by paragraph 8 of Schedule 9 from participating in the Plan;

      "Exercise Price" - the amount (expressed in United States dollars), as determined by the Administrator and agreed on or in advance of the Date of Grant (but no more than 30 days in advance of the Date of Grant) for the purposes of the Plan with the Inland Revenue Shares Valuation Division, which a Participant shall pay to acquire a Share on the exercise of an Option being at any time not less than the par value of a Share and not less than the Market Value of a Share on the Date of Grant;

      "Group" - the Company and its Subsidiaries and the phrase "Group Company" shall be construed accordingly;

      "Group Employee" - an employee of any Group Company;

      "Independent Director" - a member of the Board who is not also an employee of the Company or any subsidiary;

      "Injury, Ill Health," - the cessation of employment or office by reason of injury or ill health provided the Administrator in good faith is satisfied, on production of such evidence as it may reasonably require:

      (i) that the individual has ceased to exercise and, by reason of injury or ill health is incapable of exercising that office or employment; and

      (ii) that the individual is likely to remain so incapable for the foreseeable future;

      "Letter of Grant" - the letter in the form set out in Appendix I or in such form as the Administrator may determine from time to time;

      "Market Value" - if on any day the shares are not listed on the London Stock Exchange an amount equal to the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992;

      "New Option" - an option over shares meeting the requirements of sub-paragraphs 15(3)(a) to (d) of Schedule 9, granted in consideration for the release of a Subsisting Option within the "appropriate period" (as defined by paragraph 15(2) of Schedule 9);

      "Notice of Exercise" - a notice of exercise in the form set out in Appendix II or in such form as the Administrator may determine from time to time,

      "Option" - a right to acquire Shares granted or to be granted pursuant to Rules 2.1 or 2.4;

      "Option Certificate" - an option certificate in the form set out in Appendix II or in such form as the Administrator may determine from time to time;

      "Other Option Plan" - any share option plan (other than this Plan or any savings related share option plan) approved by the Board of Inland Revenue under Schedule 9 and established by the Company or any Associated Company thereof:

      "Participant" - a person who has been granted an Option or (where the context admits) his legal personal representative(s);

      "Participating Company" - any Group Company nominated by the Administrator to participate in the Plan from time to time;

      "Plan" - this Macrovision Corporation Approved Share Option Plan constituted and governed by the Rules with, and subject to, any amendments thereto properly effected;

      "Recognised Exchange" - a recognised stock exchange within the meaning of section 841 of the Act or a recognised investment exchange within the meaning of the Financial Services Act 1986;

      "Redundancy" - the cessation of employment or office by reason of redundancy within the meaning of the Employment Rights Act 1996;

      "Retirement" - the cessation of employment or office by reason of retirement at or beyond such age at which an individual is entitled to retire in accordance with the terms of his contract of employment or where no such age is specified after attainment of age 65 or attainment of age 55 and completion of 10 years of employment;

      "Rules" - the rules of the Plan as the same may be amended from time to time; and "Rule" shall be construed accordingly;

      "Schedule 9" - Schedule 9 to the Act;

      "Share" - an ordinary share in the common stock of the Company;

      "Subsidiary" - a company which is under the Control of the Company and which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985, and

      "Subsisting Option" - an Option which has been granted and which has not lapsed, been surrendered, renounced or exercised in full.

1.2   In these Rules, except insofar as the context otherwise requires:

(i)   words denoting the singular shall include the plural and vice versa;

(ii) words importing a gender shall include every gender and references to a person shall include bodies corporate and unincorporated and vice versa;

(iii) reference to any enactment shall be construed as a reference to that enactment as from time to time amended, modified, extended or re-enacted and shall include any orders, regulations, instruments or other sub-ordinate legislation made under the relevant enactment;

(iv) words have the same meanings as in Schedule 9 unless the context otherwise requires; and

(v) headings and captions are provided for reference only and shall not be considered as part of the Plan.

2     Grant of Options

2.1 At any time or times but not earlier than the Approval Date and not later than the tenth anniversary of the adoption of the Plan by the Company, the Administrator may in its absolute discretion select any number of individuals who shall at the intended Date of Grant be Eligible Employees and the Company shall grant them Options provided that the Shares satisfy the conditions specified in paragraphs 10-14 inclusive of Schedule 9 on the Date of Grant.

2.2 No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall be void ab initio. Each Option Certificate shall carry a statement to this effect. For the avoidance of doubt, this Rule 2.2 shall not prevent the Option of a deceased Participant being exercised by his personal representative(s) within the terms of these Rules.

2.3 Options shall be granted by deed and shall be evidenced by the issue to the Eligible Employee of an Option Certificate specifying the Date of Grant, the number of Shares subject to Option and the Exercise Price. The Option Certificate shall be sent to the Participant together with a Letter of Grant as soon as practicable after the Date of Grant.

2.4 Where the circumstances noted in Rule 5.2 apply New Options may be granted within the terms of paragraph 15(1) Schedule 9 in consideration for the release of Options previously granted under this Plan. Such New Options are deemed to be equivalent to the old Options and to have been granted within the terms of this Plan.

2.5 The Board may revoke or amend the terms of a delegation of its authority and duties with respect to the administration of the Plan but such action shall not invalidate any actions of the Board's delegate or delegates prior to such revocation which were consistent with the terms of the Plan.

3     Limitation on Grants

3.1 Any Option granted to an Eligible Employee shall be limited and take effect so that immediately following such grant he would hold Subsisting Options over shares with an aggregate Market Value not exceeding (pound)30,000, or such other limit specified in paragraph 28 of Schedule 9.

      For the purpose of this Rule 3.1, Subsisting Options shall comprise Subsisting Options granted under this Plan and subsisting options granted under all Other Option Plans.

      For the purpose of this Rule 3.1 the Market Value of shares shall be calculated in accordance with paragraph 28(3) of Schedule 9.

4     Exercise of Options

4.1 Subject to each of the succeeding rules of this Rule 4 and Rule 7 any Subsisting Option may be exercised by the Participant or, if deceased, by his personal representatives in accordance with the provisions of Rule 5 or if earlier at the time of or at any time following the occurrence of the earliest of the following events:

(i) the third anniversary of the Date of Grant or such later date specified in the Letter of Grant by the Administrator at the Date of Grant;

(ii)  the death of the Participant;

(iii) upon the Participant ceasing to be a Group Employee where that cessation was by reason of Injury, Ill Health, Disability, Redundancy or Retirement;

(iv) upon the Participant ceasing to be a Group Employee, where that cessation was by reason either of the company or companies of which he was an employee ceasing to be a Group Company or of the office or employment relating to a business or part of a business which is transferred to a person who is not a Group Company;

(v) upon the Participant ceasing to be a Group Employee other than for Cause or for a reason falling within Rule 4.1(ii), (iii) or (iv) and the Administrator consenting prior to the date of cessation to the exercise of his Options in whole or in part.

4.2 Unless the Administrator determines otherwise at the Date of Grant (in which case the relevant details shall be included in the Letter of Grant sent to the Participant) where an Option becomes exercisable as a result of an event specified in Rule 4.1 (ii), (iii) (iv) or (v), the Option may be exercised only as to the following numbers of Shares:

            (i) none where the death or the cessation occurs prior to the first anniversary of the Date of Grant;

            (ii) one sixth of the number of Shares subject to Option where death or the cessation occurs on or after the first anniversary of the Date of Grant but prior to the second anniversary of the date of Grant; or

            (iii) one half of the number of Shares subject to Option where death or cessation occurs on or after the second anniversary of the Date of Grant but prior to the third anniversary of the Date of Grant.

4.3 An Option shall lapse and become thereafter incapable of exercise on the earliest of the following events:

(i) the tenth anniversary of the Date of Grant or such earlier date specified by the Administrator at the Date of Grant;

(ii)  the first anniversary of the death of the Participant;

(iii) twelve months after the Participant ceases to be a Group Employee where the cessation was by reason of Injury, Ill Health, or Disability;

(iv) three months after the Participant ceases to be a Group Employee where that cessation was by reason of Redundancy, or Retirement (provided that, if the Participant should die within such three month period, the Option shall lapse one year following the date on which the Participant ceased to be a Group employee) or either of the company or companies of which he was an employee ceasing to be a Group Company or of the office or employment relating to a business or part of a business which is transferred to a person who is not a Group Company;

(v) immediately upon a Participant ceasing to be a Group Employee where that cessation was for Cause;

(vi) immediately in the case of a cessation falling within Rule 4.1 (v) unless the Administrator has determined prior to the date of the cessation that the Option shall lapse three months following cessation;

(vii) the Participant being adjudicated bankrupt;

(viii) the surrender of the Option by the Participant;

(ix)  on the date determined in accordance with Rule 5.6.

4.4 Where a Participant gives or is given notice to terminate his office or employment such that he will no longer be a Group Employee and the office or employment will cease for a reason not falling within Rule 4.1 (iii) or
      (iv), his Option will not be exercisable from the date such notice is given until, providing the Option has not then lapsed in accordance with Rule 4.3, the day following the date he ceases to be a Group Employee.

4.5 No Option may be exercised by a Participant at any time when he is precluded by paragraph 8 of Schedule 9 from participating in the Plan.

5     Take-overs, Liquidations and Option Exchanges

5.1   If any person obtains Control of the Company as a result of making:

(i) a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by him) which is unconditional or which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(ii) a general offer to acquire all the shares (other than shares which are already owned by him) in the Company which are of the same class as Shares subject to a Subsisting Option then the Company shall notify all Participants as soon as is practicable of the offer in accordance with Rule 8.4. Any Subsisting Option may, subject to Rule 5.4, be exercised (but so that any exercise hereunder shall be conditional upon Control being obtained) from the date of the receipt of that notification up to the expiry of the specified period ending not less than thirty days from the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied. Subject to Rule 5.6, at the end of the specified period an unexercised Option shall lapse.

5.2 If as a result of an event specified in Rule 5.1 a company has obtained Control of the Company the Participant may, if the Acquiring Company so agrees, release any Subsisting Option he holds in consideration for the grant of a New Option pursuant to Rule 2.4.

      A New Option issued in consideration of the release of an Option shall be evidenced by an Option Certificate which shall import the relevant provisions of these Rules.

      A New Option shall, for all other purposes of this Plan, be treated as having been acquired at the same time as the corresponding released Option.

5.3 If any person obtains Control of the Company other than as a result of the events specified in Rule 5.1 then the Administrator shall notify all Participants as soon as practicable after the change of Control in accordance with Rule 8.4. Any Subsisting Option may, subject to Rule 5.4, be exercised (but so that any exercise hereunder shall be conditional upon Control being obtained) from the date of the receipt of that notification up to the expiry of a specified period ending not less than thirty days thereafter. Subject to Rule 5.6, at the end of this specified period an unexercised Option shall lapse.

5.4 If as a result of the events specified in Rules 5.1 or 5.3 a company will obtain Control of the Company then notwithstanding Rules 5.1 and 5.3 if when the company acquires Control the majority of the persons comprising its board are members of the Board an Option will only become exercisable as a result of the operation of Rules 5.1 and 5.3 in the event that neither an offer is made with the agreement of the Acquiring Company for the grant of New Options pursuant to Rule 5.2 in consideration of the release of all Subsisting Options nor a person makes an offer to exchange all Subsisting Options for options which meet the requirements of sub-paragraphs 15(3) (c) and (d) of Schedule 9 within 30 days of the date of change of Control referred to in Rules 5.1 or 5.3. If no offer is made within these periods so defined Rules 5.1 and 5.3 shall continue to apply. For the avoidance of doubt this Rule 5.4 does not affect the date the Option lapse under Rules 5.1 or 5.3.

5.5 If notice is duly given of a general meeting at which a resolution will be proposed for the voluntary winding-up of the Company, then the Company shall notify all Participants as soon as is practicable and any Subsisting Option shall be exercisable (but so that any exercise hereunder shall be conditional upon such resolution being passed) at any time thereafter until the resolution is duly passed or defeated or the general meeting is concluded or adjourned, whichever shall first occur. Subject to Rule 5.6, if such a resolution is passed an unexercised Option shall thereupon lapse.

5.6 An Option whether or not exercisable prior to or as a result of the occurrence of an event specified in Rules 5.1, 5.3 or 5.5 shall if an event so specified occurs lapse in accordance with the relevant sub-rule of Rule 5, or if earlier, as determined by Rule 4.3 (i) to (ix).

5.7 For the purpose of this Rule 5 other than Rule 5.2 a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

5.8 The exercise of an Option pursuant to the preceding provisions of this Rule 5 shall be subject to the provisions of Rule 7.

5.9 A New Option shall not be exercisable by virtue of the event pursuant to which it was granted.

6     Variation of Share Capital

6.1 In the event of any variation of the share capital of the Company, including, but without prejudice to the generality of the preceding words, any capitalisation, rights issue or open offer or any consolidation, sub-division or reduction of capital by the Company, the number of Shares subject to any Option and the Exercise Price may be adjusted by the Administrator in such manner as it in its absolute discretion determines to be appropriate provided that:

(i) at any time when the Plan remains approved by the Inland Revenue no adjustment shall take effect without the prior approval of the Board of Inland Revenue;

(ii) at any time when the Plan remains approved by the Inland Revenue following the adjustment the Shares continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9;

(iii) the aggregate amount payable on the exercise of an Option in full is not increased.

      Such variation shall be deemed to be effective, once Inland Revenue approval has been given, from the record date at which the respective variation applied to other shares of the same class as the Shares. Any Options exercised within the period from the record date to the date when the Options are adjusted shall be treated as exercised with the benefit of the variation.

6.2 If an adjustment is made pursuant to Rule 6.1 above with the intention that the Plan shall cease to be approved by the Inland Revenue, the Company shall immediately notify the Inland Revenue.

6.3 The Administrator shall take such steps as it considers necessary to notify Participants of any adjustment made under Rule 6.1 and to call in, cancel, endorse, issue or reissue any Option Certificate consequent upon such adjustment.

7     Manner of Exercise of Options

7.1 No Option may be exercised whilst the Plan is approved by the Inland Revenue unless the Shares satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9.

7.2 An Option shall be exercised in whole or in part by the Participant or, as the case may be, his personal representatives and the exercise shall be effective on the date of receipt by the Company of a duly completed Notice of Exercise accompanied by the appropriate payment and the relevant Option Certificate.

7.3 Subject to Rule 7.4 where an Option is exercised, the number of Shares specified in the Notice of Exercise given in accordance with Rule 7.2 shall be transferred to the Participant within 30 days of the date of exercise, or as soon as practicable following compliance with applicable laws or regulations for the issuance registration or transfer of Shares, and the Company shall arrange for the delivery of evidence of title thereof. Save for any rights determined by reference to a record date preceding the date of transfer, such Shares shall rank pari passu with the other shares of the same class then in issue.

7.4 If an Option is exercised and the Participant is liable to tax, duties or other amounts on such exercise and any Group Company is liable to make a payment to the appropriate authorities on account of that liability the Participant shall grant to the Company the irrevocable authority, as agent of the Participant and on his behalf, to sell or procure the sale of sufficient of the Shares subject to Option so that the net proceeds payable to the Group Company are so far as possible equal to but not less than the amount payable to the appropriate authorities and the Company shall account to the Participant for any balance.

      No Shares shall be transferred to the Participant until the Group Company has received payment. This Rule 7.4 shall not apply if the Participant makes alternative arrangements to the satisfaction of his employer or former employer and the Administrator is informed by that Group Company that the arrangements are satisfactory.

7.5 When an Option is exercised in part, the balance shall remain exercisable on the same terms as originally applied to the Option and a new Option Certificate in respect of the balance shall be issued by the Administrator as soon as possible after the partial exercise. 7.6 Where Shares are listed or dealt in on any Recognised Exchange no Option may be exercised in contravention of any securities transactions rules of the Recognised Exchange, as may from time to time be in force.

8     Administration and Amendment

8.1 The Plan shall be administered by the Administrator whose decision on all disputes shall be final.

8.2   The Administrator may from time to time amend these Rules provided that:

(i) no amendment may materially adversely affect a Participant as regards an Option granted prior to the amendment being made except with the consent in writing of the Participant;

(ii) no amendment shall have effect until approved by the Board of Inland Revenue whilst the Plan is and is intended to remain approved by the Inland Revenue pursuant to Schedule 9; and

(iii) no amendment made with the intention that the Plan shall cease to be approved by the Inland Revenue shall take effect unless at the same time the Inland Revenue is notified of such amendment.

8.3 The cost of establishing and operating the Plan shall be borne by the Participating Companies in such proportions as the Administrator shall determine.

8.4 Any notice or other communication under or in connection with the Plan may be given by the Company or to the Company either personally or by post or by commercial courier service, or if so permitted by the recipient, by the provision of the required information by electronic means. Notice to the Company shall be sent to the Secretary of the Company or to such other officer designated by the Administrator; items sent by post or commercial courier service shall be pre-paid .

8.5 The Company shall at all times keep available sufficient Shares to satisfy the exercise to the full extent still possible of all Subsisting Options.

8.6 For the purposes of Rule 3.1 of the Plan, the calculation of the pounds sterling or United States dollars equivalent of a specified amount shall be the amount converted into pounds sterling or United States dollars (as the case may be) at the highest buying rate shown in the day's spread as published in the London Financial Times for the date of the grant of the Options or at such other rate as may be agreed from time to time with the Shares Valuation Division of the Inland Revenue.

9     Miscellaneous

9.1 The Plan shall terminate on the tenth anniversary of the date of adoption of the Plan by the Company or at any earlier time by the passing of a resolution of the Board. Termination of the Plan shall be without prejudice to the subsisting rights of Participants. The Plan and all Options granted under it shall be governed and construed in accordance with UK Law.

9.2 The rights and obligations of any individual under the terms of his office or employment with any Group Company shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option under the Plan as a result of such termination.

9.3 The existence of any Option or Options shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisation, reorganisations, reductions of capital, purchase or redemption of its own shares or other changes in the Company's capital structure or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9.4 Neither the grant of an Option nor any benefit which may accrue to a Participant on the exercise of an Option shall form part of that Participant's pensionable remuneration for the purposes of any pension plan or similar arrangement which may be operated by any Group Company.

                                                                      Appendix I

          To be typed on headed note paper of Macrovision Corporation.

Dear [Participant]

Macrovision Corporation ("the Company")
Approved Share Option Plan ("the Plan")

I am pleased to inform you that the Company has granted you an option under the
rules of the Plan on [    ] ("the Date of Grant") to acquire a maximum of
[Number] shares in the common stock of the Company at an Exercise Price of [ ] per share ("the Option"). Accordingly, I enclose an Option Certificate which sets out the terms of the Option.

When you wish to exercise the Option, whether in whole or in part, you should complete the notice of exercise on the back of your Option Certificate and send it to me. If you are only exercising part of the Option, a new certificate will be sent to you together with a fresh notice of exercise.

Under current legislation, there will be no charge to income tax on the exercise of the Option if the Plan retains Inland Revenue approval and, in addition to complying with the rules of the Plan, you exercise the Option:

o     not earlier than 3 or later than 10 years after the Date of Grant; and

o not earlier than 3 years following the last exercise by you of an option (obtained under this or any other approved executive share option plan) which enjoyed relief from income tax. Options exercised on the same day are treated as one exercise for this purpose.

Yours sincerely

Company Secretary
[Macrovision Corporation]

Note: This letter and the Option Certificate are important documents and should be kept in a safe place.